EXHIBIT 12.2

                                   EARNINGS + FIXED CHARGES

                                        FIXED CHARGES

                                                                                                       HUBCO
                                                                          HUBCO         HUBCO       Washington
                                                           HUBCO        Proforma     Washington      Statewide
                                                          -------       ---------    ----------     -----------

Pretax Income .......................................     22,503         21,263         22,171        33,683
                                                          ------         ------         ------        ------
Interest Expense.....................................     20,741         22,712         30,813        44,209
Rental Expense ......................................        308            308            332           392
Preferred Stock Dividend (Assume 1.44) ..............          0              0          1,195         1,195
                                                          ------         ------         ------        ------
                                                          21,049         23,020         32,340        45,796
                                                          ------         ------         ------        ------
                                                          43,552         44,283         54,511        79,479
                                                          ======         ======         ======        ======
                                                            2.07           1.92           1.69          1.74

                          WITHOUT INTEREST ON DEPOSITS

Pretax Income .......................................     22,503         21,263         22,171        33,683
                                                          ------         ------         ------        ------
Interest Expense ....................................        362          2,333          2,351         2,605
Rental Expense ......................................        308            308            332           392
Preferred Stock Dividend (Assume 1.44) ..............          0              0          1,195         1,195
                                                          ------         ------         ------        ------
                                                             670          2,641          3,878         4,192
                                                          ------         ------         ------        ------
                                                          23,173         23,904         26,049        37,875
                                                          ======         ======         ======        ======
                                                           34.59           9.05           6.72          9.04
                                                          ======         ======         ======        ======
